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Exhibit 8.1

Baker Botts L.L.P.
2001 Ross Avenue
Dallas, Texas 75201-2980

June 16, 2004

Crosstex Energy, L.P.
Crosstex Energy Services, L.P.
Subsidiary Guarantors Listed on Schedule A of the Form S-3 Registration Statement
2501 Cedar Springs
Suite 600
Dallas, Texas 75201

Ladies and Gentlemen:

        We have acted as counsel for Crosstex Energy, L.P., a Delaware limited partnership (the "Partnership"), Crosstex Energy Services, L.P., a Delaware limited partnership (the "Operating Partnership"), Crosstex LIG, LLC, a Louisiana limited liability company ("Crosstex LIG"), Crosstex Tuscaloosa, LLC, a Louisiana limited liability company ("Crosstex Tuscaloosa"), Crosstex LIG Liquids, LLC, a Louisiana limited liability company ("Crosstex LIG Liquids"), Crosstex Treating Services, L.P., a Delaware limited partnership ("Crosstex Treating Services"), Crosstex Gulf Coast Marketing Ltd., a Texas limited liability company ("Crosstex Gulf Coast Marketing"), Crosstex Gulf Coast Transmission Ltd., a Texas limited liability company ("Crosstex Gulf Coast Transmission"), Crosstex CCNG Gathering, Ltd., a Texas limited liability company ("Crosstex CCNG Gathering"), Crosstex CCNG Processing, Ltd., a Texas limited liability company ("Crosstex CCNG Processing"), Crosstex CCNG Marketing, Ltd., a Texas limited liability company ("Crosstex CCNG Marketing"), Crosstex CCNG Transmission, Ltd., a Texas limited liability company ("Crosstex CCNG Transmission"), Crosstex Acquisition Management, L.P., a Delaware limited partnership ("Crosstex Acquisition Management"), Crosstex Mississippi Pipeline, L.P., a Delaware limited partnership ("Crosstex Mississippi Pipeline"), Crosstex Seminole Gas, L.P., a Delaware limited partnership ("Crosstex Seminole Gas"), Crosstex Alabama Gathering System, L.P., a Delaware limited partnership ("Crosstex Alabama Gathering System"), and Crosstex Mississippi Industrial Gas Sales, L.P., a Delaware limited partnership ("Crosstex Mississippi Industrial Gas Sales" and, together with Crosstex LIG, Crosstex Tuscaloosa, Crosstex LIG Liquids, Crosstex Treating Services, Crosstex Gulf Coast Marketing, Crosstex Gulf Coast Transmission, Crosstex CCNG Gathering, Crosstex CCNG Processing, Crosstex CCNG Marketing, Crosstex CCNG Transmission, Crosstex Acquisition Management, Crosstex Mississippi Pipeline, Crosstex Seminole Gas and Crosstex Alabama Gathering System, the "Subsidiary Guarantors"), with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the "Commission") of a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), registering securities to be issued and sold by the Partnership, the Operating Partnership and the Subsidiary Guarantors from time to time pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed $250,000,000. Such securities include (i) common units representing limited partner interests in the Partnership; (ii) unsecured debt securities of the Partnership, in one or more series, consisting of notes, debentures or other evidences of indebtedness; (iii) unsecured debt securities of the Operating Partnership, in one or more series, consisting of notes, debentures or other evidences of indebtedness; and (iv) guarantees of such Debt Securities by one or more of the Partnership, the Operating Partnership and the Subsidiary Guarantors.

        In connection therewith, we prepared the discussion set forth under the caption "Material Tax Consequences" (the "Discussion") in the prospectus contained in the Registration Statement.

        All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement, and are, to the extent noted in the Discussion, based on the accuracy of certain factual matters. In addition, we are of the opinion that the federal income tax discussion in the Registration

Statement with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Partnership and its general partner, included in such discussion, as to which we express no opinion).

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm and this opinion contained in the Discussion. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                      Very truly yours,

                      /s/ Baker Botts L.L.P.

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  Exhibit 8.1